Exhibit 10.7.1

Confidential

COMMERCIALIZATION AGREEMENT

This Commercialization Agreement (“Agreement”) is effective as of January 9, 2017 (“Effective Date”) and is entered into by and between Sera Prognostics, Inc. (“Sera”), a Delaware corporation with its principal place of business at 2749 East Parleys Way, Suite 200, Salt Lake City, Utah 84109, and Laboratory Corporation of America Holdings (“LabCorp”), a Delaware corporation with its principal place of business at 531 South Spring Street, Burlington, North Carolina 27215. Each of Sera and LabCorp is referred to herein as a “Party” and together as the “Parties.”

BACKGROUND

A.	Sera is a diagnostics company that develops, commercializes, and performs a prognostic test in its CLIA-certified laboratory referred to as the PreTRM® test, which is a clinical blood test for early individualized risk assessment of spontaneous premature birth (the “Test”).

B.	LabCorp provides leading-edge medical laboratory tests and services through a national network of primary clinical laboratories and specialty testing laboratories.

C.	[***].

NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants and agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the Parties agree as follows.

1.	DEFINITIONS

Capitalized terms used herein shall have the definitions set forth in this Article 1 or elsewhere herein.

1.1            “Affiliate” means, with respect to a Party to this Agreement, any current or future Entity which controls, is controlled by, or is under common control with such Party, but only for so long as such control exists. For purposes of this definition only, “control” means direct or indirect ownership of at least fifty percent (50%) of the shares or other equity interests of the subject Entity entitled to vote in the election of directors (or, in the case of an Entity that is not a corporation, for the election of the corresponding managing authority).

1.2           “Commercialize” means to advertise, market, promote, offer for sale, sell and distribute, and to accept orders, collect fees and book revenue for sales of Tests (and “Commercialization” shall have the correlative meaning).

1.3            “Commercially Reasonable Efforts” means the carrying out of activities using good faith commercially reasonable and diligent efforts to achieve a goal, and using the efforts that a similarly situated company would reasonably devote to a product of similar market potential or profit potential at a similar stage in development or product life resulting from its own research efforts, based on conditions then prevailing and taking into account, without limitation, issues of safety and efficacy, product profile, the competitiveness of alternative products in the marketplace, the likely timing of the product’s entry into the market, the patent and other proprietary position, and the status of the approval process, the commercial potential and profitability, and other relevant scientific, medical, technical and commercial factors.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

1.4            “Control” or “Controlled” means the possession by Sera of the ability to grant a license or sublicense of intellectual property rights as provided for herein without violating the terms of any arrangement or agreements between it and any third party.

1.5            “Entity” means a person, corporation, partnership, association, limited liability company, unincorporated organization, firm, or other entity.

1.6            “Field” means the prediction of a patient’s likelihood to deliver a baby at less than thirty seven (37) weeks of gestation. For clarity, pharmaceutical collaborations and clinical trials are outside the Field.

1.7            [***].

1.8           “Legal Requirements” means any applicable national, federal, state or local law, rule, ordinance or regulation, or formal administrative agency final guidance or published final interpretation, in the Territory.

1.9            “Provider” means a healthcare provider authorized and licensed to provide obstetrics services to patients within the Territory.

1.10          [***].

1.11          “Sample” means any fluid sample extracted from a Provider’s patient as necessary to perform the Test.

1.12          “Territory” means the United States.

1.13          [***].

2.	DISTRIBUTION RIGHTS AND OBLIGATIONS

2.1            [***].

2.2            [***].

2.3            [***].

2.4            [***].

2.5            [***].

2.6            [***].

2.7           Independent Contractor. Each Party shall perform its services under this Agreement as an independent contractor and not as an employee or agent of the other Party or any of its parents, subsidiaries, or affiliates. Neither Party is authorized to assume or create any obligation or responsibility, express or implied, on behalf of, or in the name of, the other Party or to bind the other Party in any manner, except that Sera will perform all Tests that are ordered in compliance with the process described in Section 3. Without limiting the generality of the foregoing, neither Party (a) shall have the right to enter into any contracts or commitments in the name of, or on behalf of, the other Party, and (b) shall obligate or purport to obligate the other Party by issuing or making any warranties or guaranties with respect to Tests to any third party that are not provided or approved in writing in advance by the other Party. Neither Party shall be entitled to any benefits, coverages or privileges, including, without limitation, social security, unemployment, medical or pension payments, made available to employees of the other Party.

2.8            [***].

2.9            [***].

2.10          [***].

2.11          [***].

2.12          [***].

2.13          [***].

2.14          [***].

2.15          [***].

2.16          [***].

3.	SAMPLE PROCESSING AND TESTING

3.1           SOPs. Sera and LabCorp shall use diligent and good faith efforts to agree upon standard operating procedures for LabCorp’s acceptance of orders for Tests, collection, processing and shipment of Samples to Sera, and Sera’s provision of Sera Results Reports (defined below) (“Intercompany SOPs”) for each Test within thirty (30) days of the Effective Date. Sera acknowledges that LabCorp is not responsible for ensuring that the collection, preservation, shipping and handling specifications established in the Intercompany SOPs are sufficient to ensure the viability of Samples for performance of the Test. Each Intercompany SOP may only be amended by the Parties in writing. Neither Party shall change nor deviate from an Intercompany SOP without the other Party’s prior written approval of the proposed change or deviation. Sera shall maintain written documentation of its own technical standard operating procedures for its performance of the Tests (“Sera SOPs”), which shall constitute Sera’s Confidential Information. For clarity, the Sera SOPs shall not form part of the Intercompany SOPs.

3.2            Sample Collection, Processing and Shipment by LabCorp. LabCorp agrees that it will be responsible for (a) collecting Samples at LabCorp facilities from customers who have ordered the Test; (b) procuring the supplies needed for each patient draw; (c) labeling and processing such Samples (whether ordered in connection with other testing to be performed by LabCorp or as a standalone test); (d) packaging the Samples; and (e) shipping the Samples to Sera’s CLIA-certified, licensed laboratories located at 2749 Parleys Way, Suite 200, Salt Lake City, UT 84109 (the “Licensed Facilities”) for performance of the Tests, all in accordance with the Intercompany SOPs. Sera acknowledges that LabCorp may route samples through its regional laboratories, so long as such routing complies with the Sera SOPs. LabCorp shall not deliver any Samples to Sera that LabCorp knows is insufficient for purposes of performing a Test.

3.3            [***].

3.4            [***].

3.5            Performance of Tests. Sera will perform Tests on Samples received from LabCorp at the Licensed Facilities in accordance with (i) the analytical, clinical and performance standards set forth on Exhibit E attached hereto and (ii) the Intercompany SOPs. [***].

3.6            [***].

3.7            [***].

3.8            [***].

3.9            Licensed Facilities. Sera shall perform the Services only at its Licensed Facilities and Sera may change the location of the Licensed Facilities to substantially equivalent and appropriately certified, accredited, licensed laboratory facilities within the USA upon sixty (60) days’ prior written notice to LabCorp. LabCorp’s designated representatives may visit the Licensed Facilities upon reasonable advance notice and during Sera’s normal business hours to observe the performance of the Services and to verify compliance with the Intercompany SOPs, subject to compliance with Sera’s onsite policies and processes.

3.10          Governmental Permits and Approvals. Each Party will obtain and maintain all applicable professional licenses, permits, certifications, authorizations, and approvals as may be required for the performance of its hereunder, and each Party will be solely responsible for any fees associated with any licenses, permits, certifications, authorizations, or approvals. Sera will use commercially reasonable efforts to obtain and receive New York Approval as soon as practicable, and will notify LabCorp promptly upon the occurrence of New York Approval.

3.11          Retention of Records and Samples. Sera and LabCorp shall retain and preserve accurate and complete records and pertinent Samples related to any Tests performed by Sera under this Agreement in conformity with company policies and consistent with applicable Legal Requirements. Upon written request, each Party shall make available for review by the other all such records and preserved materials as may be reasonably required or requested.

3.12          [***].

4.	COMPENSATION

4.1            [***].

4.2            [***].

4.3            [***].

4.4            [***].

4.5            [***].

4.6            [***].

4.7            [***].

5.	CLINICAL STUDIES AND COMPLIANCE

5.1            [***].

5.2            Compliance with Laws. LabCorp and Sera each agree to perform their respective obligations under this Agreement in compliance with all Legal Requirements and all applicable regulations, rules, and policies of third party payors that pay for the Tests. The terms of this Agreement are intended to be in compliance with Legal Requirements applicable on the Effective Date, including, but not limited to the federal health care anti-kickback statute (42 U.S.C. § 1320a-7b), and applicable state law equivalents, as well as applicable state law prohibitions on professional fee splitting. Should legal counsel for either Party reasonably conclude that any portion of this Agreement is or may be in violation of such Legal Requirements, or subsequent enactments by any governmental authorities, that Party shall give written notice and the Parties will negotiate in good faith to amend this Agreement to comply with such Legal Requirements. In the event that the Parties are unable to agree upon such an amendment, either Party may terminate this Agreement.

5.3            Privacy. LabCorp and Sera each agree to protect the privacy and provide for the security of any information that relates to a patient’s past, present, or future physical or mental health or condition in accordance with the Health Insurance Portability and Accountability Act of 1996, Public Law 104-191, and all regulations promulgated thereunder at 45 C.F.R. parts 160 through 164, as amended by the federal Health Information Technology for Economic and Clinical Health Act (“HITECH Act”) and its implementing regulations, as may be modified or amended (collectively “HIPAA”), and any other applicable federal and state laws and regulations. The Parties acknowledge and agree that they are both “covered entities” providing “treatment” for patients as those terms are defined under HIPAA. Both parties acknowledge that they have developed and implemented policies, procedures, and training programs reasonably designed to protect the privacy and security of patient information in accordance with HIPAA’s privacy, security, and breach notification regulations. Sera shall not use any information received from LabCorp to contact a patient directly without LabCorp’s prior written consent.

5.4           Participation in Federal Health Care Programs. LabCorp and Sera respectively represent, warrant and covenant to the other that:

5.4.1        It, and its owners, directors, officers, agents, or employees are, as of the Effective Date, and for the remainder of the term of this Agreement, will be, eligible to participate in the federal health care programs as defined in Section 1128B of the Social Security Act (42 U.S.C. 1320a-7b(f)) or any state health care program as defined in Section 1128B of the Social Security Act (42 U.S.C. 1320a-7b(h)).

5.4.2        Neither it, nor any of its owners, directors, officers, agents, or employees has been, as of the Effective Date, nor during the term of this Agreement, will be, sanctioned by the DHHS Office of the Inspector General as set forth in the List of Excluded Individuals/Entities Database or excluded by the General Services Administration as set forth in Excluded Parties List System.

5.4.3        It shall notify the other Party promptly in the event of any adverse action relating to its license, permit, certification or right to receive reimbursement from any federally funded health care program.

5.5           Non-Discrimination. Each Party will perform its obligations hereunder in compliance with all federal and state laws prohibiting discrimination on the basis of race, color, religion, sex, national origin, handicap, or veteran status.

6.	INVESTMENT

[***].

7.	INDEMNIFICATION; LIMITATION OF LIABILITY AND INSURANCE.

7.1            Indemnification.

7.1.1        LabCorp will defend, indemnify and hold harmless Sera and its Affiliates, and their respective shareholders, members, partners, directors, officers, employees, and agents (“Sera Indemnified Parties”) from and against any and all third party claims, actions, and proceedings alleging damages, liabilities, losses, costs and/or expenses and brought against any of the Sera Indemnified Parties to the extent arising from (a) LabCorp’s violation of a Legal Requirement in connection with its performance of this Agreement; (b) any negligent act or omission or intentional misconduct or omission of LabCorp in relation to its obligations under this Agreement; (c) the breach of Section 9 by LabCorp; (d) any representations or warranties made by LabCorp in respect of Tests that are inconsistent with, or broader than, the then-current representations and warranties published, provided, or approved by Sera in writing; (e) any deviation from the results included in the Sera Results Report as compared to the results actually reported by LabCorp to the customer (including, without limitation, any errors in reproducing the results or any information relating to the results or use or interpretation thereof which was not included in the Sera Results Report as provided to LabCorp); (f) any Test results which are incorrect as a result of procedures or processes or other activities within LabCorp’s control; and (g) personal injury caused by LabCorp personnel in their drawing, handling, storing and shipping of Samples and related patient information.

7.1.2        Sera will defend, indemnify and hold harmless LabCorp and its Affiliates, and their respective shareholders, members, partners, directors, officers, employees, and agents (“LabCorp Indemnified Parties”) from and against any and all third party claims, actions, and proceedings alleging damages, liabilities, losses, costs and/or expenses and brought against any of the LabCorp Indemnified Parties to the extent arising from (a) Sera’s violation of a Legal Requirement in connection with its performance of this Agreement; (b) any negligent act or omission or intentional misconduct or omission of Sera in relation to its obligations under this Agreement; (c) the breach of Section 9 by Sera; (d) any Test results (as provided by Sera to LabCorp hereunder) which (1) are incorrect as a result of laboratory procedures or processes or other activities within Sera’s control, or (2) are performed by Sera outside the standards as set forth in Exhibit E or otherwise not in conformance with the sensitivity or specificity standards set by Sera for the Test as of the time the Test is performed; (e) any Test tests that were not performed by Sera in accordance with Sera SOPs in effect as of the time the test was performed; (f) any incomplete Test results as provided by Sera to LabCorp hereunder; and (g) any actual or alleged infringement (including direct or indirect, joint or divided infringement, as the case may be) or misappropriation of any patent or other intellectual property rights based upon the performance of the Test or based upon the Sera Mark (unless used by LabCorp other than in strict accordance with this Agreement).

7.1.3        A Party’s obligations to indemnify the other Party pursuant to this Section 7.1 is conditioned upon the indemnified Party: (i) providing the indemnifying Party with prompt written notice of such claim, action, or proceeding (although failure to provide notice promptly shall not relieve the indemnifying Party of its obligations unless such failure materially prejudices the indemnifying Party’s ability to defend such claim, action or proceeding); (ii) permitting the indemnifying Party to assume and solely control the defense of such claim, action, or proceeding and all related settlement negotiations, with counsel chosen by the indemnifying Party; and (iii) cooperating at the indemnifying Party’s request and expense with the defense or settlement of such claim, action, or proceeding which cooperation must include providing reasonable assistance and information. No indemnified Party will enter into any settlement agreement for which it will seek indemnification under this Agreement from the indemnifying Party without the prior written consent of the indemnifying Party. Nothing herein restricts the right of a Party to participate in a claim, action, or proceeding through its own counsel and at its own expense.

7.2           Limitation of Liability. EXCEPT WITH RESPECT TO DAMAGES CAUSED BY FRAUD, INTENTIONAL MISCONDUCT, A BREACH OF SECTION 8 (CONFIDENTIALITY) OR BY A PARTY’S VIOLATION OF APPLICABLE LEGAL REQUIREMENTS, AND EXCEPT FOR AMOUNTS OWED BY A PARTY PURSUANT TO ITS INDEMNIFICATION OBLIGATIONS IN SECTION 7.1, NEITHER PARTY WILL BE LIABLE TO THE OTHER FOR ANY INDIRECT, SPECIAL, INCIDENTAL, CONSEQUENTIAL, OR SIMILAR LOSSES OR DAMAGES SUFFERED BY SUCH PARTY, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

7.3            Insurance. Each Party shall maintain in full force and effect from a third party that is rated “A” or “A-” in Best’s Insurance Guide, or is otherwise reasonably acceptable to the other Party, at a minimum the following insurance coverage for its operations in the Territory:

(i)                 Automobile liability covering all vehicles owned, non-owned, hired and leased in an amount not less than $[***] per claim (combined single limit for bodily injury and property damage).

(ii)              Commercial general liability insuring against bodily injury, property damage, contractors’ completed operations and contractual liability with a combined single limit of not less than $[***] per claim and $[***] in the aggregate.

(iii)            Umbrella/Excess Liability coverage of not less than $[***].

Insurance carried on a claims made basis shall have a reporting tail of at least three years after the expiration or termination of this Agreement to cover all claims. This can be purchased at termination of the Agreement. For the avoidance of doubt, any policy amounts or limitations shall not in any event be construed as limitations on a Party’s liability under the Agreement. After receipt of written request, each Party shall furnish the other Party with certificates of insurance evidencing the above coverages.

8.	CONFIDENTIALITY

8.1           Confidentiality. The Parties acknowledge that they may exchange confidential or proprietary information pursuant to this Agreement (“Confidential Information”), whether written, verbal, or tangible. Confidential Information shall not include information that the receiving Party can demonstrate (a) is or becomes a part of the public domain through no wrongful act or omission of the receiving Party, (b) is or was in the receiving Party’s lawful possession prior to receipt from the disclosing Party, as evidenced by the receiving Party’s records kept in the ordinary course of its business, (c) is disclosed to the receiving Party by a third party entitled to disclose such Confidential Information, other than disclosure on behalf of the disclosing Party, or (d) was independently developed by the receiving Party without use of or access or reference to the Confidential Information of the disclosing Party, as evidenced by the receiving Party’s records kept in the ordinary course of its business. Each Party agrees that, during the term of this Agreement and thereafter, it shall not, directly or indirectly, (i) use the other Party’s Confidential Information for any reason other than to perform its obligations or exercise its rights under this Agreement, or (ii) disclose or otherwise make available the other Party’s Confidential Information to any third parties, except in either case (A) as authorized by such other Party in writing, (B) as expressly permitted herein, or (C) to the extent required by applicable Legal Requirements, in which case it shall promptly notify the other Party in writing of the requirement so that the other Party may seek a protective order or confidentiality treatment, and it shall cooperate with the other Party, at the other Party’s request and expense, in any such efforts. In no event shall Sera use any Confidential Information of LabCorp to solicit any customers of LabCorp inside or outside the Territory during or after the term of this Agreement.

8.2            Terms of Agreement. Each of the Parties shall not disclose to any third party the terms of this Agreement without the prior written consent of the other Party, except in confidence to its business or legal advisors, investors, and sources of financing, in each case on a need-to-know basis under circumstances that reasonably ensure the confidentiality thereof, or to the extent required by law, rule, regulation or governmental authority, including applicable rules of any securities exchange. If the terms of this Agreement are required to be publicly disclosed by applicable Legal Requirements, the disclosing Party shall seek confidential treatment for the terms and conditions of this Agreement to the fullest extent permitted by applicable laws, rules and regulations. Prior to seeking such confidential treatment, the disclosing Party shall provide the other Party with a copy of the proposed disclosure showing the disclosing Party’s proposed redactions of the document, and shall consult with the other Party and the other Party’s counsel and provide them with a reasonable opportunity to request the inclusion of specified provisions or redactions in any request for confidential treatment.

9.	REPRESENTATIONS AND WARRANTIES

9.1            By Sera. Sera represents, warrants and covenants to LabCorp that:

9.1.1        This Agreement is a legal and valid obligation binding upon Sera and enforceable in accordance with its terms, subject to generally applicable Legal Requirements, and the execution, delivery and performance of this Agreement by Sera does not conflict with any agreement, instrument or understanding to which Sera is a party or by which it is bound.

9.1.2        No consent of, or payment to, any third party is required for Sera to grant the rights and licenses to LabCorp as set forth herein, or for Sera to enter into this Agreement.

9.1.3        Sera’s employees who will be performing the Tests hereunder are qualified to do so, and possess the necessary skill, education, training, and where required by any applicable Legal Requirements, Sera and its employees have the necessary federal and state licenses or certificates, to perform such testing services. Copies of such licenses or certificates shall be provided to LabCorp upon written request, in addition to such quality assessment information as reasonably requested by LabCorp.

9.1.4        Sera shall comply with current good laboratory practice as required by the Clinical Laboratory Improvement Amendments of 1988 under 42 USC 263a (CLIA’88), FDA regulations for Protection of Human Subjects in Research as published in 21 CFR Parts 50, 56 and 812 and all applicable College of American Pathologists rules, regulations, orders and guidances, and the requirements with respect to current good laboratory practices prescribed by other similar authorities in the Territory, and shall perform all its obligations under this Agreement in a professional and workmanlike manner.

9.1.5        Sera shall maintain an adequate and appropriate disaster recovery plan for performance of Tests hereunder.

9.1.6        All information and other content Sera provides to LabCorp for use in the sales, marketing and promotion of the Test shall be accurate and not deceptive or fraudulent.

9.1.7        As of the Effective Date, neither Sera nor any of its officers, directors, employees or owners have been debarred, suspended, declared ineligible or excluded from participation in any federal or state healthcare program and during the term of this Agreement no officer, director or employee that has been debarred, suspended, declared ineligible or excluded from participation in any federal or state healthcare program shall perform any services under this Agreement.

9.1.8        To Sera’s knowledge, as of the Effective Date, there is no unauthorized use, infringement or misappropriation by any third parties of the intellectual property Controlled by Sera and used in its performance of this Agreement.

9.1.9        To Sera’s knowledge, as of the Effective Date, there is no pending or threatened litigation which alleges that Test infringes upon any third party rights.

9.1.10    To Sera’s knowledge, as of the Effective Date, there are no valid patent claims or other intellectual property rights of a third party that would be infringed by Sera’s performance of the Test.

9.1.11    As of the Effective Date, Sera has not granted any licenses, authorizations or covenants-not-to-sue to any third parties with respect to the Test in the Field in the Territory, or granted any third party the right to market, offer, perform, sell or distribute testing services based on use of the Test in the Field in the Territory

9.2            By LabCorp. LabCorp represents, warrants and covenants to Sera that:

9.2.1        This Agreement is a legal and valid obligation binding upon LabCorp and enforceable in accordance with its terms, subject to generally applicable Legal Requirements, and the execution, delivery and performance of this Agreement by LabCorp does not conflict with any agreement, instrument or understanding to which LabCorp is a party or by which it is bound.

9.2.2        LabCorp will perform this Agreement and Commercialize Tests in compliance with all applicable federal, state, and local laws, rules, and regulations and all applicable regulations, rules, and policies of third party payors that pay for the Tests.

9.2.3        LabCorp’s employees who will be performing work under this Agreement are qualified to do so, and possess the necessary skill, education, training, and where required by any applicable Legal Requirements, Sera and its employees have the necessary federal and state licenses or certificates, to perform such work.

9.2.4        As of the Effective Date, neither LabCorp nor any of its Affiliates or its or their officers, directors, employees or owners have been debarred, suspended, declared ineligible or excluded from participation in any federal or state healthcare program and during the term of this Agreement no officer, director or employee that has been debarred, suspended, declared ineligible or excluded from participation in any federal or state healthcare program shall perform any services under this Agreement.

9.3           Disclaimer. EXCEPT AS SPECIFIED IN THIS AGREEMENT, EACH PARTY DISCLAIMS ALL WARRANTIES, EXPRESS, IMPLIED OR STATUTORY, WITH RESPECT TO THE SERVICES, TESTS, THE MARKETING MATERIALS AND ITS TRADEMARKS, INCLUDING, WITHOUT LIMITATION, ANY IMPLIED WARRANTIES OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, TITLE AND NON-INFRINGEMENT.

10.	TERM AND TERMINATION

10.1          [***].

10.2          Termination.

(a)               [***].

(b)               [***].

(c)               [***].

(d)               Each Party may terminate this Agreement upon notice if the other Party: (i) makes an assignment or other arrangement for the benefit of creditors, appoints or suffers appointment of a receiver or trustee over its property, (ii) files a petition under any bankruptcy or insolvency act or has any such petition filed against it which is not discharged within one hundred twenty (120) days of the filing thereof, (iii) discontinues or suspends its operations for any reason whatsoever, including loss or suspension of license or accreditation, or (iv) is sanctioned, debarred, suspended, or excluded from any federal health care program as defined under applicable Legal Requirements.

(e)               [***].

10.3         Effects of Expiration or Termination. All licenses granted hereunder to LabCorp shall automatically terminate upon expiration or termination of this Agreement. Upon termination of this Agreement, each Party shall immediately return to the other party all of the other Party’s Confidential Information in its possession or control, and LabCorp shall immediately return, at LabCorp’s cost, all demonstration Tests that have been provided to LabCorp by or on behalf of Sera. Notwithstanding the foregoing, each Party may retain one copy of the Confidential Information of the other Party in its Law Department for archive purposes, and neither Party shall be required to destroy or delete copies that have become embedded in its electronic storage systems through routine backup processes. Upon termination or expiration of this Agreement, LabCorp agrees to cooperate with Sera in order to effect an orderly transition of LabCorp’s responsibilities hereunder to Sera. Upon expiration or termination of this Agreement, Sera shall complete the performance of any Tests ordered by LabCorp prior to the date of notice of termination, and Sera shall pay LabCorp all Subcontract Fees due and payable under this Agreement.

10.4          Survival. All rights of a Party that accrued prior to the date of expiration or termination of this Agreement shall be unaffected by this Agreement’s expiration or termination. Sections 2.10, 2.13, 3.11, 7.1, 7.2, 7.3, 8, 10.3, 10.4 and 11 shall survive the termination or expiration of this Agreement.

11.	GENERAL PROVISIONS

11.1         Affiliates. LabCorp’s Affiliates shall be permitted to exercise any of LabCorp’s rights under this Agreement, including without limitation, LabCorp’s rights to accept orders for, sell, and market the Test in the Territory. In addition, Sera is permitted to perform its obligations and exercise its rights hereunder through one or more Sera Affiliates, including, without limitation, to perform the Test on Samples delivered hereunder. Each Party is responsible for ensuring that any Affiliates performing obligations or exercising rights under this Agreement comply with all applicable provisions hereof, and will be fully liable for any actions or omissions of any such Affiliates in connection therewith, including, without limitation, for any breach of any provision of this Agreement by any such Affiliate.

11.2          Force Majeure. If either Party is impeded in fulfilling its undertakings in accordance with this Agreement by circumstances beyond its reasonable control, including labor conflict, acts of God, earthquake, fire, war or terrorist attack, the impediment shall be considered a “Force Majeure” condition and the Party shall be excused from liability for delays due to such reasons; provided, however, that it notifies the other Party thereof without undue delay after such a circumstance has occurred. Upon such notification, the Parties shall agree upon a reasonable extension of the time for performance, not to exceed an extension equal to the period the Force Majeure condition continues to exist and a reasonable period of time thereafter.

11.3          Entire Agreement. This Agreement constitutes the entire agreement between the Parties with respect to the subject matter hereof and supersedes any and all other agreements, either oral or written, between the Parties with respect to the subject matter hereof.

11.4          Publicity. The Parties shall, upon the Effective Date, work together diligently and in good faith to prepare a joint press release disclosing their relationship under this Agreement, and each Party may release such press release at any time after thirty (30) days from the Effective Date. Except for such press release, and except with respect to matters disclosed therein, neither Party shall make any media releases, public announcements and/or public disclosures relating to this Agreement or the subject matter hereof, including, without limitation, promotional or marketing material referring to the other Party, without the other Party’s prior written consent, except as required by Legal Requirements.

11.5          No Implied Licenses or Rights. Except as expressly set forth herein, neither Party shall have the right to use any name, trademark or service mark of the other Party. Except as expressly set forth herein, nothing in this Agreement shall imply that either Party has any license or right under the other Party’s Patent Rights or other intellectual property or other propriety rights.

11.6         Assignment. Neither Party may assign, delegate, subcontract or otherwise transfer this Agreement or any right or obligation hereunder, in whole or part, without the prior express written consent of the other Party, except that Affiliates may exercise rights or fulfill obligations under this Agreement as provided in Section 11.1. In addition, Sera may assign this Agreement in connection with the sale or transfer of all or substantially all of its assets to which this Agreement relates upon written notice to LabCorp, subject to LabCorp’s rights under Section 10.2(e) in the event of an assignment to a competitor of LabCorp.

11.7          Notice. All notices, requests, and other formal or legal communications to any Party hereto must be in writing and addressed to the receiving Party’s address set forth below or to any other address as a Party may designate by notice hereunder, and will either be: (i) delivered by hand, (ii) sent by recognized overnight courier, or (iii) by certified mail, return receipt requested, postage prepaid.

If to Sera:	Sera Prognostics, Inc.
2749 East Parleys Way, Suite 200
Salt Lake City, Utah 84109
Attention: Chief Financial Officer or
Chief Executive Officer

If to LabCorp:	Laboratory Corporation of America Holdings
531 South Spring Street
Burlington, NC 27215
Attention: Law Department

with a copy sent to:	Laboratory Corporation of America Holdings
531 South Spring Street
Burlington, NC 27215
Attention: Licensing/Corporate Development

All notices, requests, and other communication hereunder will be deemed effective: (a) if by hand, at the time of the delivery thereof to the receiving Party at the address of such Party set forth above, (b) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (c) if sent by certified mail, five (5) business days following the day such mailing is made.

11.8          Amendment/Waiver. The failure of either Party to enforce any term or condition of this Agreement may not be construed as a waiver by such Party of such term or condition, nor will a waiver of any breach of a term or condition of this Agreement on any one occasion constitute a waiver of any subsequent breach of the same or similar term or condition. No term or provision of this Agreement may be changed, waived, amended, or terminated except by a written agreement signed by both Parties.

11.9          Governing Law. This Agreement is governed by the laws of the State of Delaware, without regard to any conflict of laws provisions contained therein.

11.10      Enforceability/Severability. If any provision of this Agreement is determined to be invalid or unenforceable, such provision will be deemed severable from the remainder of this Agreement and will not cause the invalidity or unenforceability of the remainder of this Agreement.

11.11      Headings. The article, section and exhibit headings used herein are for convenience and reference only and may not be used in the interpretation of this Agreement.

11.12      Counterparts. This Agreement may be executed in one or more counterparts, each of which are be deemed an original, but all of which together constitute one and the same instrument. Copies of signatures sent by facsimile transmission or in a fixed electronic format (such as a PDF file) will be deemed to be originals.

11.13      Interpretation. Words such as “herein,” “hereof” and “hereunder” refer to this Agreement as a whole and not merely to an Article, Section or paragraph in which such words appear, unless the context otherwise requires. The singular shall include the plural, and each masculine, feminine and neuter reference shall include and refer also to the others, unless the context otherwise requires. The word “or” is used in the inclusive sense typically associated with the phrase “and/or”. The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation” and shall not be construed to limit any general statement which it follows to the specific or similar items or matters immediately following it. The word “will” shall be construed to have the same meaning and effect as the word “shall.” All references herein to Articles, Sections or Exhibits shall be construed to refer to Articles, Sections and Exhibits of this Agreement, and references to this Agreement include all Exhibits hereto.

[SIGNATURES APPEAR ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the duly authorized representatives of the Parties have executed this Agreement effective as of the Effective Date.

SERA PROGNOSTICS, INC.		LABORATORY CORPORATION OF AMERICA HOLDINGS

By:	/s/ Gregory C. Critchfield, M.D.,MS	By:	/s/ Eric Lindblom

Name: Gregory C. Critchfield, M.D., MS		Name: Eric Lindblom

Its: President and Chief Executive Officer		Its: SVP

EXHIBIT A

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EXHIBIT B

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EXHIBIT C

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EXHIBIT D

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EXHIBIT E

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